Exhibit 99.1

Tallgrass Energy Announces Date for Fourth Quarter 2019 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--January 23, 2020--Tallgrass Energy, LP (NYSE: TGE) today announced plans to report fourth quarter 2019 financial results after market close on Wednesday, February 12, 2020.

As previously announced, pursuant to the merger agreement with Blackstone Infrastructure Partners, TGE has agreed not to pay dividends during the pendency of the transactions contemplated by the merger agreement. In addition, as a result of the pending merger, Tallgrass will not be holding a conference call in connection with the issuance of its release of fourth quarter 2019 financial results and will not be releasing 2020 financial guidance.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Investor and Financial Inquiries
Nate Lien
913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond
303-763-3568
media.relations@tallgrassenergylp.com